                                                                   Exhibit 4.01


                                CREDIT AGREEMENT

                          dated as of February 7, 1996

                                      among

                            MONRO MUFFLER BRAKE, INC.

                                   as Borrower

                         THE CHASE MANHATTAN BANK, N.A.

                                       and

                                   FLEET BANK

                                   as Lenders

                                       and

                         THE CHASE MANHATTAN BANK, N.A.

                                    as Agent

                                Table of Contents

                                                                                                               Page
   ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS                                                                     1
            Section 1.01.  Definitions                                                                           1
            Section 1.02.  Accounting Principles                                                                15
            Section 1.03.  Directly or Indirectly                                                               16
            Section 1.04.  Subsidiaries                                                                         16

   ARTICLE 2.  THE CREDIT                                                                                       16
            Section 2.01.  The Revolving Credit Loans                                                           16
            Section 2.02.  The Term Loans                                                                       17
            Section 2.03.  Interest                                                                             18
            Section 2.04.  Interest Periods                                                                     18
            Section 2.05.  Conversions                                                                          19
            Section 2.06.  Prepayments                                                                          19
            Section 2.07.  Purpose                                                                              19
            Section 2.08.  Changes of Commitments                                                               19
            Section 2.09.  Certain Notices                                                                      20
            Section 2.10.  Minimum Amounts                                                                      20
            Section 2.11.  Commitment Fee                                                                       20
            Section 2.12.  Extension of Revolving Credit Termination Date                                       21
            Section 2.13.  Payments Generally                                                                   21

   ARTICLE 3.  YIELD PROTECTION; ILLEGALITY; ETC.                                                               22
            Section 3.01.  Additional Costs                                                                     22
            Section 3.02.  Limitation on Types of Loans                                                         23
            Section 3.03.  Illegality                                                                           24
            Section 3.04.  Certain Prime Loans pursuant to Secs. Sec. 3.01 and 3.03                             24
            Section 3.05.  Certain Compensation                                                                 24

   ARTICLE 4.  CONDITIONS PRECEDENT                                                                             25
            Section 4.01.  Documentary Conditions Precedent                                                     25
            Section 4.02.  Additional Conditions Precedent                                                      26
            Section 4.03.  Deemed Representations                                                               26

   ARTICLE 5.  REPRESENTATIONS AND WARRANTIES                                                                   26
            Section 5.01.  Incorporation, Good Standing and Due Qualification                                   26
            Section 5.02.  Corporate Power and Authority; No Conflicts                                          27
            Section 5.03.  Legally Enforceable Agreements                                                       27
            Section 5.04.  Litigation                                                                           27
            Section 5.05.  Financial Statements                                                                 27
            Section 5.06.  Ownership and Liens                                                                  28
            Section 5.07.  Taxes                                                                                28
            Section 5.08.  ERISA                                                                                28
            Section 5.09.  Subsidiaries and Ownership of Stock                                                  29

                                       ()

            Section 5.10.  Operation of Business                                                                29
            Section 5.11.  No Default on Outstanding Judgments or Orders                                        29
            Section 5.12.  No Defaults on Other Agreements                                                      30
            Section 5.13.  Labor Disputes and Acts of God                                                       30
            Section 5.14.  Investment Company Act                                                               30
            Section 5.15.  Environmental Matters                                                                30
            Section 5.16.  Regulation U                                                                         31

   ARTICLE 6.  AFFIRMATIVE COVENANTS                                                                            31
            Section 6.01.  Maintenance of Existence                                                             31
            Section 6.02.  Conduct of Business                                                                  31
            Section 6.03.  Maintenance of Properties                                                            31
            Section 6.04.  Maintenance of Records                                                               31
            Section 6.05.  Maintenance of Insurance                                                             32
            Section 6.06.  Compliance with Laws                                                                 32
            Section 6.07.  Right of Inspection                                                                  32
            Section 6.08.  Reporting Requirements                                                               32

   ARTICLE 7.  NEGATIVE COVENANTS                                                                               35
            Section 7.01  Indebtedness                                                                          35
            Section 7.02.  Liens                                                                                35
            Section 7.03.  Distributions.                                                                       36
            Section 7.04.  Leases; Sale-Leasebacks.                                                             37
            Section 7.05.  Sale of Assets.                                                                      37
            Section 7.06.  Stock of Subsidiaries, Etc.                                                          37
            Section 7.07.  Mergers, Etc.                                                                        38
            Section 7.08.  Transactions with Affiliates                                                         38
            Section 7.09.  Hazardous Substances; Indemnification                                                38
            Section 7.10.  Acquisitions.                                                                        39
            Section 7.11.  Subsidiaries.                                                                        39

   ARTICLE 8.  FINANCIAL COVENANTS                                                                              39
            Section 8.01.  Leverage Ratio.                                                                      39
            Section 8.02.  Fixed Charge Coverage Ratio.                                                         39

   ARTICLE 9.  EVENTS OF DEFAULT                                                                                40
            Section 9.01.  Events of Default                                                                    40
            Section 9.02.  Remedies                                                                             42

   ARTICLE 10.  THE AGENT; RELATIONS AMONG LENDERS AND BORROWER                                                 42
            Section 10.01.  Appointment, Powers and Immunities of Agent                                         42
            Section 10.02.  Reliance by Agent                                                                   43
            Section 10.03.  Defaults                                                                            43
            Section 10.04.  Rights of Agent as a Lender                                                         44
            Section 10.05.  Indemnification of Agent                                                            44

                                      (i)

            Section 10.06.  Documents                                                                           45
            Section 10.07.  Non-Reliance on Agent and Other Lenders                                             45
            Section 10.08.  Failure of Agent to Act                                                             45
            Section 10.09.  Resignation or Removal of Agent                                                     46
            Section 10.10.  Amendments Concerning Agency Function                                               46
            Section 10.11.  Liability of Agent                                                                  46
            Section 10.12.  Transfer of Agency Function                                                         46
            Section 10.13.  Non-Receipt of Funds by the Agent                                                   46
            Section 10.14.  Withholding Taxes                                                                   47
            Section 10.15.  Several Obligations and Rights of Lenders                                           47
            Section 10.16.  Pro Rata Treatment of Loans, Etc.                                                   48
            Section 10.17.  Sharing of Payments Among Lenders                                                   48

   ARTICLE 11.  MISCELLANEOUS                                                                                   48
            Section 11.01.  Amendments and Waivers                                                              48
            Section 11.02.  Usury                                                                               49
            Section 11.03.  Expenses                                                                            49
            Section 11.04.  Survival                                                                            50
            Section 11.05.  Assignment; Participations                                                          50
            Section 11.06.  Notices                                                                             51
            Section 11.07.  Setoff                                                                              51
            Section 11.08.  Table of Contents; Headings                                                         51
            Section 11.09.  Severability                                                                        51
            Section 11.10.  Counterparts                                                                        52
            Section 11.11.  Governing Law                                                                       52

EXHIBIT A            Revolving Credit Note
EXHIBIT B            Term Loan Note
EXHIBIT C            Authorization Letter
EXHIBIT D            Opinion Of Counsel
EXHIBIT E            Notice of Borrowing


SCHEDULE 1             List of Subsidiaries  (Sec. 5.01, 5.09, 7.11)
SCHEDULE 2             Consents Required (Sec. 5.02(d))
SCHEDULE 3             Environmental Matters (Sec. Sec. 5.15, 6.08(c))
SCHEDULE 4             ERISA Amendments in the event of a Multiemployer Pension Plan


                                      (ii)

                                      - 0 -



         CREDIT AGREEMENT dated as of February 7, 1996 among MONRO MUFFLER BRAKE, INC., a corporation organized under the laws of New York (the "Borrower"), THE CHASE MANHATTAN BANK, N.A. and FLEET BANK (the "Lenders"), and THE CHASE MANHATTAN BANK, N.A., as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

         The Borrower desires that the Lenders extend credit as provided herein, and the Lenders are prepared to extend such credit. Accordingly, the Borrower, the Lenders and the Agent agree as follows:


                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

         Section 1.01. DEFINITIONS. As used in this Agreement the terms defined below have the meanings set forth below for all purposes. References to any gender include, unless the contest otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa.

         "ACQUISITION" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, (except for Plan Investments and acquisitions of equity securities acquired solely to maximize the yield on short-term excess cash or to minimize Borrower's New York tax liability on investment income) or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

         "AFFILIATE" means any Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Borrower.

         "AGREEMENT" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "APPLICABLE MARGIN" means:

                  (i)      in respect of all Revolving Credit Loans:

                           (a)      0.0% in respect of each Prime Loan Tranche;
                                    and

                           (b) the Eurodollar Margin in respect of each Eurodollar Loan Tranche; and

                  (ii)     in respect of all Term Loans:

                           (a) twenty (20) basis points in respect of each Prime Loan Tranche; and

                           (b) the Eurodollar Margin plus twenty (20) basis points in respect of each Eurodollar Loan Tranche.

         "AUTHORIZATION LETTER" means the letter agreement executed by the Borrower in the form of Exhibit C.

         "BANKING DAY" means any day on which commercial banks are not authorized or required to close in Rochester, New York and whenever such day relates to a Eurodollar Loan Tranche or notice with respect to any Eurodollar Loan Tranche, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

         "CAPITALIZED LEASE" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "CLOSING DATE" means the date this Agreement has been executed by the Borrower, the Lenders and the Agent.

         "CHASE" means The Chase Manhattan Bank, N.A.

         "CHASE AGENCY OFFICE" means the office of Chase for performing its agency functions at the address listed on the signature page of this Agreement.

         "CHASE PRINCIPAL OFFICE" means the principal office of Chase at One Chase Manhattan Plaza, New York, NY 10081.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.
         "COMMITMENT" means, with respect to each Lender, the separate obligation of such Lender to make Revolving Credit Loans under this Agreement in the following aggregate principal amount specified for such Lender, as such amount may be reduced pursuant to Sec. 2.08:

                           Chase:           $15,000,000
                           Fleet:           $15,000,000
                                            ===========
                           Total:           $30,000,000

         "COMMON STOCK" means any class of equity Securities of a corporation, the right of which to share in distributions of earnings or assets of the corporation is without limit as to any amount or percentage.

         "CONSOLIDATED ADJUSTED NET INCOME" means for any period the net earnings after income taxes of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding:

                  (1) any gain or loss arising from the sale of capital assets;

                  (2)      any gain arising from any write-up of assets;

                  (3) earnings of any Person, substantially all the assets of which have been acquired by the Borrower or any Subsidiary in any manner, realized by such acquired Person prior to the date of such acquisition;

                  (4) any portion of the net earnings of any Subsidiary which for any reason (including, without limitation, restrictions on transfers of funds to the United States) is unavailable for payment of dividends to the Borrower or any other Subsidiary;

                  (5) the earnings of any Person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have merged, prior to the date of such transaction;

                  (6) any gain arising from the acquisition of any Securities of the Borrower or any Subsidiary; and

                  (7) any extraordinary items determined in accordance with GAAP.

         "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" means, for any period, Consolidated Adjusted Net Income for such period plus, to the extent deducted in computing such Consolidated Adjusted Net Income, (i) all Interest Expense, (ii) Rentals paid or payable during said period less Rentals received or accrued for receipt by Borrower or any Subsidiary during said period under all leases (other than Capitalized Leases) under which the Borrower or any Subsidiary were lessees, and (iii) taxes based on income (other than taxes based on total sales or gross receipts).

         "CONSOLIDATED EBITDA" means, in respect of the Borrower and for any Four Quarter Period, the EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Four Quarter Period.

         "CONSOLIDATED FIXED CHARGES" means for any period (i) Interest Expense on all Funded Debt and Current Debt of the Borrower and its Subsidiaries paid or payable during such period, and (ii) Rentals paid or payable during said period less Rentals received or accrued for receipt by Borrower or any Subsidiary during said period under all leases (other than Capitalized Leases) under which the Borrower or any Subsidiary were lessees.

         "CONSOLIDATED FUNDED DEBT" means the Funded Debt of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED SENIOR FUNDED DEBT" means Consolidated Funded Debt of the Borrower and its Subsidiaries which is not expressed to rank junior or subordinate in right of payment to any other Indebtedness of the Borrower or its Subsidiaries.

         "CONSOLIDATED SUBSIDIARY" means any Subsidiary of the Borrower which shall be consolidated on the Borrower's financial statements in accordance with GAAP.

         "CONSOLIDATED TANGIBLE NET WORTH" means as of the date of any determination thereof, the sum of the capital stock of all classes, paid-in-capital and surplus accounts (net of treasury shares) plus (or minus in the case of a deficit) the retained earnings of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, after elimination of Minority Interests, less all assets which are not Tangible Assets.

         "CONTROL" and "CONTROLS" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or holding or owning the power to vote, or possessing the power to direct any right to vote, or as an officer, director, employee or management consultant or other arrangement where there is the power to direct or cause the direction of the management and policies of a Person, and "CONTROLLED" means to be under the Control of another Person.

         "CURRENT DEBT" means with respect to any Person all liabilities of such Person for borrowed money and all liabilities of such Person secured by any lien existing on Property owned by such Person whether or not such liabilities have been assumed, which, in either case are payable on demand or within one year from the creation thereof, except:

                  (1) any such liabilities which are renewable or extendible at the option of the debtor to a date more than one year from the date of creation thereof, and

                  (2) any such liabilities which, although payable within one year, constitute payments required to be made on account of indebtedness the principal of which is expressed to mature more than one year from the date of creation thereof (i.e., the current portion of Funded Debt).

         "DEFAULT" means any event, condition or act which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "DEFAULT RATE" means, with respect to an amount of any Loan Tranche not paid when due, whether by acceleration or otherwise, a rate per annum equal to:
(a) if such Loan Tranche is outstanding as a Prime Loan Tranche, a variable rate 2% above the rate of interest thereon; or (b) if such Loan Tranche is outstanding as a Eurodollar Loan, a fixed rate 2% above the rate of interest in effect thereon at the time of default until the end of the then current Interest Period therefor and, thereafter, a variable rate 2% above the Prime Rate; plus
(c) in each case, an additional 20 basis points if such Loan Tranche is outstanding as a Term Loan.

         "DISTRIBUTION" means:

                  (1) dividends or other distributions on or in respect of the capital stock, of any class, of the Borrower (except distributions in such stock); and

                  (2) the redemption or acquisition of shares of such stock or of warrants, rights or other options to purchase such stock, to the extent that amounts expended by the Borrower for such purpose exceed the net proceeds to the Borrower from the sale subsequent to the Closing Date of shares of its capital stock or warrants, rights or other options to purchase such stock.
         "DOLLARS" and the sign "$" mean lawful money of the United States of America.

         "EBITDA" means for any Four Quarter Period and in respect of any Person the sum of (i) the Net Income of such Person, plus (ii) the net interest expense of such Person for such period as determined in accordance with GAAP and as such item is reported on such Person's financial statements, (iii) the income tax expense of such Person for such period, (iv) the amount reported as the depreciation of the assets of such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period, and (v) the amount reported as the amortization of intangibles for such

Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period.

         "ENVIRONMENTAL LAWS" mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and any published rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         "ENVIRONMENTAL MATTERS" means any pending demands, claims, suits, actions or legal or administrative proceedings arising out of or related to the use, generation, treatment, storage or disposal of Hazardous Substances or material noncompliance with Environmental Laws by Borrower or any of its Subsidiaries.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "EURODOLLAR LOAN" means any Loan Tranche when and to the extent the interest rate therefor is determined on the basis of the "Eurodollar Rate."

         "EURODOLLAR MARGIN" means, in respect of each Eurodollar Loan, a rate of interest per year (expressed in basis points) which corresponds to the Performance Ratio range set forth below determined as of the last day of the immediately preceding fiscal quarter of the Borrower for which the Borrower has furnished financial reports pursuant to Subsection (a) or (b) of Sec. 6.08, as applicable, or if the Borrower shall have failed to furnish such reports in a timely manner as required by Subsection (a) or (b) of Sec. 6.08 for the fiscal quarter which would, but for such failure, apply to such Eurodollar Loan, then at the highest rate provided below:

                                                                       EURODOLLAR MARGIN
                         PERFORMANCE RATIO (PR)                        IN BASIS POINTS PER YEAR
                         -------------------------------------------------------------------------------
                             PR < 1.75                                            50
                             1.75   PR < 2.50                                     75
                             2.50   PR                                           100

         "EURODOLLAR RATE" means for any Eurodollar Loan, a rate per annum determined by the Agent to be equal to the quotient of: (i) the rate per annum

(rounded upwards if necessary to the nearest 1/16 of 1%) which appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, two Banking Days prior to the first day of the Interest Period for such Eurodollar Loan for deposits in U.S. Dollars for a period, and in an amount, comparable to such Interest Period and principal amount of the Eurodollar Loan which shall be made by a Lender and outstanding during such Interest Period; divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying comparable rates or prices).

         "EVENT OF DEFAULT" has the meaning given such term in Sec. 9.01.

         "EXISTING INDEBTEDNESS" means Indebtedness existing on the Closing Date which was reflected in the most recent financial statements delivered to the Lenders prior to the Closing Date.

         "FACILITY DOCUMENTS" means: this Credit Agreement, the Notes and the Authorization Letter.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of quotations for such day on such transactions received by Chase from three Federal funds brokers of recognized standing selected by it.

         "FIXED CHARGES" means for any period (i) Interest Expense on all Funded Debt and Current Debt of the Borrower and its Subsidiaries paid or payable during such period, and (ii) Rentals paid or payable during said period less Rentals received or accrued for receipt by Borrower or any Subsidiary during said period under all leases (other than Capitalized Leases) under which the Borrower or any Subsidiary were lessees.

         "FOUR QUARTER PERIOD" means a period of four full consecutive quarter-annual fiscal periods, taken together as one accounting period.

         "FLEET" means Fleet Bank.

         "FUNDED DEBT" of any Person means all Indebtedness of such Person other than Current Debt.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Sec.
5.05 (except for changes concurred in by the Borrower's independent public accountants).

         "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend. Provided further, however that Guaranties by the Borrower or a Subsidiary of Indebtedness of the Borrower or a Subsidiary shall not be double counted in computing the Current Debt or Funded Debt of the Borrower.

         "HAZARDOUS SUBSTANCE" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.) or any other applicable Environmental Law and the regulations promulgated thereunder.

         "INDEBTEDNESS" of any Person means:

                  (1) obligations of such Person for money borrowed or incurred in connection with the acquisition of Property;

                  (2) all liabilities or obligations of such Person in respect of any indebtedness or other obligations of others guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or obligation or to assure the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise;

                  (3) liabilities or obligations secured by any Lien upon Property owned by such Person, whether or not such indebtedness has been assumed by such Person;

                  (4) all capitalized obligations with respect to Capitalized Leases; and

                  (5) liabilities and obligations of the types described in foregoing clauses (1) through (5) above which are incurred in connection with the acquisition of the assets or the capital stock of another Person.
Provided further that "Indebtedness" shall not include any trade or similar account payable.

         "INTEREST EXPENSE" means, in respect of a Person, for any period, all interest paid or accrued and amortization of debt discount with respect to all Indebtedness of such Person for such period (after giving effect to the net cost associated with all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or other financial arrangements designed to protect such Person against fluctuations in interest rates).

         "INTEREST PERIOD" means the period of time commencing on the day a Eurodollar Rate is made applicable to a Loan Tranche and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select pursuant to Sec. 2.04, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

         "INVESTMENTS" means all investments in any Person, computed in accordance with GAAP, made by stock purchase, capital contribution, loan, advance, extension of credit, or creation or assumption of any other contingent liability or guaranty in respect of any obligation of such Person, or otherwise, provided however, that in computing any Investment in any Person (i) all expenditures for such Investment shall be taken into account at the actual amounts thereof in the case of expenditures of cash and at the fair value thereof (as determined in good faith by the Board of Directors of the Borrower) or depreciated cost thereof (in accordance with GAAP), whichever is greater, in the case of expenditures of Property, (ii) there shall not be included any account or note receivable from such Person arising from transactions in the ordinary course of business, and (iii) a guaranty or other contingent liability of any kind in respect of any Indebtedness or other obligation of such Person shall be deemed an Investment equal to the amount of such Indebtedness or obligation.

         "LENDING OFFICE" means, for each Lender and for each type of Loan (Prime Loan or Eurodollar Loan), the lending office of such Lender (or of an Affiliate of such Lender) designated as such for such type of Loan on its signature page hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

         "LIEN" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Borrower or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "LOANS" means and includes the Revolving Credit Loans and the Term Loans, and "LOAN" means any of the Loans.

         "LOAN TRANCHE" means any portion of the Loans outstanding under the Notes as Prime Loans or any portion of the Loans outstanding under the Notes as a Eurodollar Loan having a particular Interest Period. Each Eurodollar Loan outstanding under the Notes having a different Interest Period shall constitute a separate Loan Tranche and all Prime Loans shall constitute a single Loan Tranche. Although there will be separate Notes issued to each Lender, both Notes taken together shall constitute a single Loan Tranche in respect of each corresponding Loan outstanding under both Notes. If the entire principal balance of the Loans shall be outstanding as Prime Loans or as a single Eurodollar Loan, then "Loan Tranche" means the entire amount of the Loans outstanding.

         "MATERIAL ADVERSE EFFECT" (initial upper case letters) means a material adverse effect on the financial condition of the Borrower and its subsidiaries taken as a whole in a dollar amount which equals or exceeds 2% of the Borrower's Consolidated Tangible Net Worth, without regard to whether such dollar amount is reported on the Borrower's consolidated financial statements in accordance with GAAP; and "MATERIAL ADVERSE EFFECT" (initial lower case letters) means a material adverse effect on the financial condition of the Borrower and its Subsidiaries taken as a whole or any change in the nature of the business of the Borrower and Subsidiaries taken as a whole and considered under all of the circumstances of the Borrower and its Subsidiaries.

         "MINORITY INTERESTS" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting Preferred Stock at the voluntary or involuntary liquidating value of such Preferred Stock, whichever is greater, and by valuing Minority Interests constituting Common Stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such Common Stock required by the foregoing method of valuing Minority Interests in Preferred Stock.

         "MULTIEMPLOYER PLAN" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NET INCOME" means, in respect of a Person, the net income of such Person computed in accordance with GAAP and as such item is reported from time to time on such Person's statement of income and retained earnings (or similar statement) (after deduction for payment of all taxes).

         "NOTES" means the Revolving Credit Notes and the Term Loan Notes, and "Note" means any one of the Notes.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to its functions under ERISA.

         "PERFORMANCE RATIO" means the ratio of (a) Consolidated Funded Debt to
(b) Consolidated EBITDA.

         "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "PLAN INVESTMENTS" means and includes all investments made pursuant to and under any Plan.

         "PREFERRED STOCK" means any series or class of capital stock of any corporation having preference over the Common Stock of such corporation with respect to either the payment of dividends or rights upon dissolution, liquidation or winding up of such corporation.

         "PRIME RATE" means that rate of interest from time to time publicly announced by Chase at the Chase Principal Office as its prime commercial lending rate.

         "PRIME LOAN" means any Loan Tranche when and to the extent the interest rate therefor is determined in relation to the Prime Rate.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code for which no exemption has been issued.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "PRO-FORMA FIXED CHARGES" means, as of the date of any determination thereof, the sum of (i) Fixed Charges for the immediately preceding 12 calendar months, plus (ii) 12 months' interest (including amortization of debt discount and expense and the imputed interest factor in Rentals under all Capitalized Leases) on any Funded Debt or Current Debt then to be issued or incurred plus, in the case of a computation for purposes of Section 7.04(a), (iii) 12 months' Rental payable by the Borrower and its Subsidiaries under the Restricted Operating Lease then proposed to be entered into.

         "PRO RATA SHARE" means the following percentages for each of the following Lenders:

                              LENDER                  PERCENTAGE
                              ------                  ----------
                           Chase                          50%
                           Fleet                                   50%

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "REGULATORY CHANGE" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States, federal, state, municipal or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "RENTALS" means as of the date of determination all fixed payments which the lessee is required to make by the terms of any lease, but shall not include amounts required to be paid in respect of maintenance, repairs, income taxes, insurance, assessments or other similar charges or additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

         "REPORTABLE EVENT" has the same meaning as defined in ERISA except for events which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

         "REQUIRED LENDERS" means both Chase and Fleet.

         "RESERVE REQUIREMENT" means, for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency Liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the interest rate for Eurodollar Loans are to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

         "REVOLVING CREDIT LOAN" means a Prime Loan or a Eurodollar Loan made pursuant to Sec. 2.01 hereof.

         "REVOLVING CREDIT TERMINATION DATE" means February 8, 1999.

         "REVOLVING CREDIT NOTE" means a Note of the Borrower issued to a Lender in substantially the Form of Exhibit A hereto.

         "SECURITY" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         "STORE" means a retail automotive service center operated by the Borrower under its trade name "Monro Muffler/Brake" or any similar trade name.
         "SUBORDINATED DEBT" means Funded Debt which is unsecured or which is secured only in the manner contemplated by Section 7.02 and which shall expressly be subordinated in right of payment to all Debt of the Borrower to the Lenders in a manner that permits payment on the Subordinated Debt so long as any Debt of the Borrower to the Lenders is outstanding and permits such payments only if no Default or Event of Default shall have occurred.

         "SUBSIDIARY" means a corporation of which the Borrower owns, directly or indirectly, more than 50% of the Voting Stock.

         "TANGIBLE ASSETS" of any Person means, as of the date of any determination thereof, the total amount of all assets of such Person (less depreciation, depletion and other properly deductible valuation reserves) after deducting the following: good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and deferred taxes), any write up in the book value of any asset resulting from a revaluation thereof subsequent to December 31, 1988, and such other assets as are property classified as "intangible assets" in accordance with GAAP.

         "TERM LOAN" means a Prime Loan or a Eurodollar Loan made by a Lender pursuant to Sec. 2.02 hereof.

         "TERM LOAN NOTE" means a Note of the Borrower issued to a Lender in substantially the form of Exhibit B hereto.

         "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA.

         "VOTING STOCK" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary, all of the equity Securities (except directors' qualifying shares) of which are owned by the Borrower and/or the Borrower's other Wholly-Owned Subsidiaries.

         Section 1.02. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 1.03. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         Section 1.04. SUBSIDIARIES. Each reference herein to "Subsidiary", "Subsidiaries", "Consolidated Subsidiary" or "Consolidated Subsidiaries" shall be effective only if any shall exist. For so long as Borrower has no Subsidiary, all definitions, warranties and covenants referring to Borrower and its Subsidiaries or Consolidated Subsidiaries and all references to financial statements on a consolidated basis or to consolidated and consolidating financial statements shall be deemed to refer to Borrower alone and to Borrower's financial statements alone, respectively, but shall remain applicable in all other respects.


                             ARTICLE 2. THE CREDIT.

         Section 2.01.  THE REVOLVING CREDIT LOANS.

                  (a) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make Revolving Credit Loans to the Borrower, and the Borrower may borrow, repay and reborrow from time to time, from and including the date hereof to but excluding the Revolving Credit Termination Date, up to an aggregate principal amount outstanding at any time not exceeding the amount of each Lender's Commitment.

                  (b) The Revolving Credit Loans of each Lender shall be made in accordance with each Lender's Pro Rata Share and shall be evidenced by a single promissory note in favor of such Lender in the form of Exhibit A, dated the date of this Agreement, duly completed and executed by the Borrower.

                  (c) The Revolving Credit Loans may be outstanding as Prime Loans or Eurodollar Loans; provided that not more than five Loan Tranches shall be outstanding to each Lender.

                  (d) The Borrower shall give the Agent notice of each borrowing of a Revolving Credit Loan to be made hereunder as provided in Sec. 2.09 and in substantially the form of Exhibit E hereto. Not later than 3:00 p.m. Rochester, New York time on the date of such borrowing, each Lender shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Revolving Credit Loan to be made by it according to its Pro Rata Share available to the Agent on such day at the Chase Agency Office and in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the Borrower designated by the Borrower.

                  (e) Each Revolving Credit Loan shall mature on the earlier of
(a) the last day of the Interest Period for each corresponding Loan Tranche which is a Eurodollar Loan, or (b) the Revolving Credit Termination Date. On each such maturity prior to the Revolving Credit Termination Date, the Borrower will pay to the Agent for the account of each Lender the principal of such Eurodollar Loan or, subject to the provisions of Sec. 2.05, reborrow the unpaid portion of such Loan as a further Revolving Credit Loan. On the Revolving Credit Termination Date, all Revolving Credit Loans, principal and interest, shall be paid in full unless refinanced as Term Loans pursuant to Section 2.02 hereof.

         Section 2.02.  THE TERM LOANS.

                  (a) Each Lender agrees, subject to the terms and conditions of this Agreement, to make a Term Loan to the Borrower on the Revolving Credit Termination Date according to its Pro Rata Share and in such aggregate principal amount as the Borrower shall request up to but not exceeding the amount of the Lenders' Commitments as then in effect. The proceeds of the Term Loan shall be applied, together with such other funds (if any) to be supplied by the Borrower as may be required for the purpose, to pay in full the principal of and accrued interest on the Revolving Credit Loans outstanding on the Revolving Credit Termination Date and if such proceeds shall exceed such principal and accrued interest, such excess shall be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower maintained with a Lender or otherwise upon instructions of the Borrower.

                  (b) The Term Loan of each Lender shall be made in accordance with each Lender's Pro Rata Share and shall be evidenced by a promissory note in favor of such Lender in the form of Exhibit B, dated the date of the Revolving Credit Termination Date, duly completed and executed by the Borrower.

                  (c) The Term Loan, or portions thereof, may be outstanding to each Lender as a Prime Loan or as a Eurodollar Loan; provided that not more than two Loan Tranches shall be outstanding to each Lender.

                  (d) The principal of the Term Loan shall be repaid in sixty consecutive, substantially equal monthly installments commencing on the first day of the second calendar month after the Revolving Credit Termination Date and continuing until the sixtieth and final installment, at which time the entire remaining outstanding principal shall be paid in full. The Borrower shall maintain such Loan Tranches as are necessary to enable such principal installment payments to be made from Prime Loans or from Eurodollar Loans on the last day of the corresponding Interest Periods.

         Section 2.03. INTEREST. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due, at the following rates per year: (i) for a Loan Tranche which is outstanding as a Prime Loan, at a variable rate per annum equal to the Prime Rate plus the Applicable Margin,
(ii) for a Loan Tranche which is outstanding as a Eurodollar Loan, at a fixed rate equal to the corresponding Eurodollar Rate plus the Applicable Margin; and
(iii) after the occurrence of any Default and a written demand of the Agent to the Borrower at the request of the Required Lenders, at the Default Rate.

                  (b) Interest on each Prime Loan or Eurodollar Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Lenders thereof.

                  (c) Accrued interest on each Prime Loan shall be due and payable to the Agent for account of each Lender in arrears on the first Banking Day of each calendar month, regardless of any payment of the principal thereof.

                  (d) Accrued interest on each Eurodollar Loan shall be due and payable to the Agent for account of each Lender in arrears upon any payment of principal and on the last day of the Interest Period.

         Section 2.04. INTEREST PERIODS. In the case of each Loan other than a Prime Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Sec. 1.01, subject to the following limitations: (a) no Interest Period for a Eurodollar Loan shall have a duration of less than one month , and if any such proposed Interest Period would otherwise be for a shorter period (whether by operation of the Revolving Credit Termination Date or a principal installment of the Term Loan), such Interest Period shall not be available; (b) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, in the case of a Eurodollar Loan, such next Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day.

         Section 2.05. CONVERSIONS. The Borrower shall have the right to make payments of principal, or to convert a Loan Tranche from a Prime Loan to a Eurodollar Loan or from a Eurodollar Loan to a Prime Loan at any time or from time to time, provided that: (a) if the Loan Tranche is outstanding as a Eurodollar Loan, it may be converted only on the last day of the applicable Interest Period; (b) if the Loan Tranche is outstanding as a Eurodollar Loan, it shall automatically convert to a Prime Loan on the last day of the applicable Interest Period, unless the Borrower gives notice to the Lender two (2) Banking Days prior to the last day of the corresponding Interest Period specifying a new Interest Period to apply to such Loan Tranche; (c) no Loan Tranche comprising a Eurodollar Loan may be in a principal amount less than $500,000; and (d) there may be no more than five (5) Loan Tranches outstanding hereunder at any one time to either Lender.

         Section 2.06. PREPAYMENTS. The Borrower shall have the right to prepay Loans (including Term Loans) at any time or from time to time without premium or penalty; provided that: (a) the Borrower shall give the Agent notice of each such prepayment as provided in Sec. 2.09; and (b) Eurodollar Loans may not be prepaid on any date other than the last day of the corresponding Interest Period. In addition, but subject to the foregoing, if after giving effect to any reduction or termination of the Commitments pursuant to Sec. 2.08, the outstanding aggregate principal amount of the Loans exceeds the aggregate amount of the Commitments, the Borrower shall pay or repay the Loans on the date of such reduction or termination in an aggregate principal amount equal to the excess, together with interest thereon accrued to the date of such payment or repayment and any amounts payable pursuant to Sec. 3.05 in connection therewith. Partial prepayments of the Term Loans shall be applied to the principal installment or installments of the Term Loans in the inverse order of their maturity.

         Section 2.07. PURPOSE. The Borrower shall use the proceeds of the Loans for its working capital requirements and other general corporate purposes, including acquisition and construction of new Stores, and including Acquisitions permitted under Section 7.10 hereof.

         Section 2.08. CHANGES OF COMMITMENTS. (a) The Borrower shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time, provided that: (i) the Borrower shall give notice of each such reduction or termination to the Agent as provided in Sec. 2.09; and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 and in multiples of $500,000.

                  (b) The Commitments once reduced or terminated may not be reinstated.

         Section 2.09. CERTAIN NOTICES. Notices by the Borrower to the Agent of each borrowing pursuant to Sec. 2.01(d) and Sec. 2.02, each prepayment of a Loan pursuant to Sec. 2.06, and each reduction or termination of the Commitments pursuant to Sec. 2.08(a) shall be irrevocable and shall be effective only if received by the Agent on a Banking Day and (a) in the case of borrowings and prepayments of (i) Prime Loans, given not later than 11:00 a.m. Rochester, New York time on the date of the borrowing; and (ii) Eurodollar Loans, given not later than 12:00 noon Rochester, New York time two Banking Days prior to the date of the proposed borrowing; and (b) in the case of reductions or termination of the Commitments, given not later than 12:00 noon Rochester, New York time four Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed or prepaid and the amount (subject to Sec. 2.10) and type of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the duration of any Interest Period for any Eurodollar Loans, such Loans (if outstanding as Eurodollar Loans) will be automatically converted into Prime Loans on the last day of the then current Interest Period for such Loans or (if outstanding as Prime Loans) will remain as, or (if not then outstanding) will be made as, Prime Loans.

         Section 2.10. MINIMUM AMOUNTS. Except for borrowings of Revolving Credit Loans which exhaust the full remaining amount of the Commitments, and prepayments (in the case of Prime Loans) which result in the prepayment of all Revolving Credit Loans, each borrowing and prepayment of principal of Prime Loans shall be in an aggregate amount of at least $100,000, and each borrowing of Eurodollar Loans of each type having concurrent Interest Periods shall be in an aggregate amount of at least $500,000.

         Section 2.11. COMMITMENT FEE. The Borrower agrees to pay to the Agent on the last day of each March, June, September and December after the date hereof through the Revolving Credit Termination Date and on the Revolving Credit Termination Date for the account of each of the Lenders a commitment fee which shall accrue on the daily average unused Commitment of each Lender for the period from and including the date hereof to the earlier of the date the Commitments are terminated or the Revolving Credit Termination Date. The Commitment Fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed at a rate per year equal to 12.5 basis points.

         Section 2.12. EXTENSION OF REVOLVING CREDIT TERMINATION DATE. The Borrower may, by written request to the Agent and the Lenders not less than 90 days prior to the Revolving Credit Termination Date request that the revolving credit facility under this Agreement be renewed, extended or replaced. Not less than 60 days prior to the extension date, the Lenders will advise the Borrower in writing whether the Lenders agree to any such renewal, extension, or replacement, provided that if the Lenders shall fail to so advise the Borrower, the Lenders will be deemed to have denied such request.

         Section 2.13. PAYMENTS GENERALLY. All payments under this Agreement or the Notes shall be made in Dollars in immediately available funds not later than 2:00 p.m. Rochester, New York time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) at the Chase Agency Office for the account of the applicable Lending Office of each Lender; provided that, when a new Loan is to be made by each Lender on a date the Borrower is to repay any principal of an outstanding Loan, such Lender shall apply the proceeds thereof to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Borrower as provided in Sec.Sec.
2.01 and 2.02 or paid by the Borrower to such Lender pursuant to this Sec. 2.13, as the case may be. The Agent, or any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Lender, as the case may be, and any Lender so doing shall promptly notify the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Sec. 10.16). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Lender prior to 2:00 p.m. Rochester, New York time on any Banking Day shall be paid to such Lender, in immediately available funds, for the account of such Lender's Lending Office on the same Banking Day. Each payment received by the Agent hereunder or under any Note for the account of a Lender at or after 2:00 p.m. Rochester, New York time on any Banking Day shall be paid to such Lender, in immediately available funds, for the account of such Lender's Lending Office not later than 12:00 p.m. noon Rochester, New York time of the next following Banking Day, together with interest on the amount of such payment at the Federal Funds Effective Rate.


                 ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

         Section 3.01. ADDITIONAL COSTS. (a) The Borrower shall pay directly to each Lender from time to time within five business days of demand therefor such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining any Eurodollar Loans under (or Prime Loans where noted in (ii) below) this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Sec. 1.01 and including any Prime Loans); or
(iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Sec. 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Lender requests compensation from the Borrower under this Sec. 3.01(a), or under Sec. 3.01(c), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make Loans of the type with respect to which such compensation is requested (in which case the provisions of Sec. 3.04 shall be applicable).

                  (b) Without limiting the effect of the foregoing provisions of this Sec. 3.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Sec. 3.04 shall be applicable).

                  (c) Without limiting the effect of the foregoing provisions of this Sec. 3.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time within five business days of request therefor such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by the Lender or its bank holding company or any of its Affiliates, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender or its bank holding company or any of its Affiliates to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Lender will notify the Borrower if it is entitled to compensation pursuant to this Sec. 3.01(c) as promptly as practicable after it determines to request such compensation.

                  (d) Determinations and allocations by a Lender for purposes of this Sec. 3.01 of the effect of any Regulatory Change pursuant to subsections
(a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Lender under this Sec. 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis. Each Lender demanding payment from the Borrower pursuant to this Sec. 3.01 shall furnish to the Borrower at the time of such demand a statement showing the basis for and the method of calculation of such demand.

         Section 3.02. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if:

                  (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Sec. 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurodollar Loans as provided in this Agreement; or

                  (b) any one or more of the Lenders determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Sec. 1.01 upon the basis of which the rate of interest for any type of Eurodollar Loans is to be determined do not adequately cover the cost to such Lenders of making or maintaining such Loans;

then the Agent shall give the Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Loans of such type.

         Section 3.03. ILLEGALITY. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or maintain Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain such affected Loans (in which case the provisions of Sec. 3.04 shall be applicable).

         Section 3.04. CERTAIN PRIME LOANS PURSUANT TO Sec.Sec. 3.01 AND 3.03. If the obligations of any Lender to make Loans of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") shall be suspended pursuant to Sec.Sec. 3.01 or 3.03, all Loans which would otherwise be made by such Lender as Loans of the Affected Type shall be made instead as Prime Loans (and, if an event referred to in Sec. 3.01(b) or 3.03 has occurred and such Lender so requests by notice to the Borrower with a copy to the Agent), all Affected Loans of such Lender then outstanding shall be automatically converted into Prime Loans on the date specified by such Lender in such notice), and, to the extent that Affected Loans are so made as (or converted into) Prime Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Prime Loans.

         Section 3.05. CERTAIN COMPENSATION. The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

                  (a) any payment of a Eurodollar Loan made by such Lender on a date other than the last day of an Interest Period or the maturity date, respectively, for such Loan (whether by reason of acceleration or otherwise); or

                  (b) any failure by the Borrower to borrow any Loan to be made by such Lender on the date specified therefor in the relevant notice under Sec.
2.09. Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or not borrowed for the period from and including the date of such payment or failure to borrow to but excluding the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this Sec. 3.05 shall be conclusive absent manifest error.


                        ARTICLE 4. CONDITIONS PRECEDENT.

         Section 4.01. DOCUMENTARY CONDITIONS PRECEDENT. The obligations of the Lenders to make the Loans constituting the initial borrowing are subject to the condition precedent that the Agent shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Agent and its counsel:

                  (a) The Facility Documents duly executed by each of the parties thereto;

                  (b) A certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement;

                  (c) A certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents and the other documents to be delivered by the Borrower under this Agreement;

                  (d) A favorable opinion of counsel for the Borrower, dated the Closing Date, in substantially the form of Exhibit D and as to such other matters as the Agent or any Lender may reasonably request.

Section 4.02. ADDITIONAL CONDITIONS PRECEDENT. The obligations of the Lenders to make any Loans (including the initial Loan) shall be subject to the further conditions precedent that on the date of such Loan:

                  (a)  the following statements shall be true:

                           (i) the representations and warranties contained in
                  Article 5 of this Agreement are true and correct on and as of the date of such Loan as though made on and as of such date, provided that the representations and warranties in Sec. 5.04 and the final sentence of Sec. 5.05 of the Agreement need not be true and correct if after such Loan there is no net increase in the aggregate principal amount outstanding hereunder; and

                           (ii) No Default or Event of Default has occurred and
                  is continuing, or would result from such Loan; and

                           (iii) The Facility Documents shall be in full force
                  and effect; and

                  (b) the Agent shall have received such approvals, opinions or documents as the Agent or any Lender may reasonably request.

         Section 4.03. DEEMED REPRESENTATIONS. Each notice of a Loan and acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty that the conditions set forth in Sec. 4.02(a) are true and correct as of the date of each such Loan (including each Loan which shall be used to repay a prior Loan hereunder).

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants, as of the date of this Agreement and, except as expressly otherwise provided, as of the date of each Loan hereunder, that:

         Section 5.01. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. The Borrower and each of its Subsidiaries, if any, is a corporation which is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction set forth on Schedule 1, and there are no other jurisdictions in which the failure by the Borrower or any Subsidiary to so qualify would have a material adverse effect.

         Section 5.02. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by the Borrower of the Facility Documents have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) except as set forth in Schedule 2, result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower or any Subsidiary or Affiliate, as the case may be to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         Section 5.03. LEGALLY ENFORCEABLE AGREEMENTS. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         Section 5.04. LITIGATION. Except as disclosed in the opinion of counsel delivered pursuant to Sec. 4.01(f), there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, have a material adverse effect or materially impair the ability of the Borrower to perform its obligation under the Facility Documents.

         Section 5.05. FINANCIAL STATEMENTS. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 1995, and the related statement of consolidated income and statement of cash flows and statement of consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon by Price Waterhouse LLP, independent certified public accountants, and the unaudited, interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 30, 1995, and the related statement of consolidated income and statement of cash flows and statement of stockholders' equity for the three month period then ended, copies of which have been furnished to each of the Lenders, are complete and correct and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements). There are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material as to the Borrower and its Consolidated Subsidiaries taken as a whole but which are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since September 30, 1995. No information, exhibit or report furnished by the Borrower to the Lenders in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading. Since September 30, 1995, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower or any of its Subsidiaries.

         Section 5.06. OWNERSHIP AND LIENS. Each of the Borrower and its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Sec. 5.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any of its Subsidiaries (excluding any of its leasehold interests) is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder.

         Section 5.07. TAXES. Each of the Borrower and its Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except those that are contested in good faith and by proper proceedings and those which the failure to pay would not have a material adverse effect. The federal income tax liability of the Borrower and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended March 31, 1994.

         Section 5.08. ERISA. Each of the Borrower and its Subsidiaries is in compliance with all applicable provisions of ERISA where failure to so comply would have a material adverse effect. To Borrower's knowledge, neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; to Borrower's knowledge no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; each of the Borrower and each of its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities that Borrower has not properly addressed in accordance with ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA other than current premium payments. Except as reported by the Borrower pursuant to Sec. 6.08(g) hereof, neither the Borrower nor any of its Subsidiaries is a member of any Multiemployer Plan. As of the date of this Agreement, no specific exemption has been issued to the Borrower for any Prohibited Transaction and the Borrower has no Unfunded Vested Liabilities.

         Section 5.09. SUBSIDIARIES AND OWNERSHIP OF STOCK. As of the date of this Agreement, the Borrower has no Subsidiaries except as set forth on Schedule 1 hereto. As of the date of each borrowing hereunder, Schedule 1 shall constitute (in conjunction with the operation of Sec. 7.11 hereunder) a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary owned by the Borrower, if any, has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens.

         Section 5.10. OPERATION OF BUSINESS. To the Borrower's knowledge, each of the Borrower and its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto (collectively, "Permits"), to conduct its business substantially as now conducted and as presently proposed to be conducted except where the absence of any Permit would not have a material adverse effect, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

         Section 5.11. NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. Each of the Borrower and its Subsidiaries has satisfied all judgments and neither the

Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except where such non-satisfaction or default is not likely to have a material adverse effect.

         Section 5.12. NO DEFAULTS ON OTHER AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect. Neither the Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, except where such default is not likely to have a material adverse effect.

         Section 5.13. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Borrower or of any of its Subsidiaries has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), to the extent the occurrence of any such events has had a material adverse effect.

         Section 5.14. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the United States Investment Company Act of 1940.

         Section 5.15. ENVIRONMENTAL MATTERS. Borrower has not generated, stored or disposed of any Hazardous Substance, excluding the storage of Hazardous Substances in amounts commonly and lawfully used in automotive repair shops which have been handled in compliance with all Environmental Laws, and except as disclosed on Schedule 3 hereto:

         (a) Borrower is in substantial compliance with all Environmental Laws applicable to Borrower and has not received any written notice from any governmental agency alleging that Borrower is not so in compliance, except where non-compliance would not have a monetary impact or cost to the Borrower equal to or in excess of five percent (5%) of the Borrower's pre-tax income during the four immediately preceding fiscal quarters;

         (b) To the best of Borrower's knowledge, the Borrower's assets do not contain asbestos-containing materials, polychlorinated biphenyls, urea, formaldehyde, underground storage tanks or Hazardous Substances (other than those in amounts commonly and lawfully used in automotive repair shops), which have been discarded or otherwise released by Borrower in a quantity and manner requiring that notice thereof be given by Borrower to any governmental agency, except where such notice has been given; and

         (c) To the best of Borrower's knowledge, there has been no generation, storage or disposal of any Hazardous Substance on any premises owned or operated by the Borrower, the remediation of which would have a monetary impact or cost to the Borrower equal to or in excess of five percent (5%) of the Borrower's pre-tax income during the four immediately preceding fiscal quarters.

         Section 5.16. REGULATION U. Borrower warrants as of the date of this Agreement that Borrower does not own, directly or indirectly any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), as supplemented from time to time, and Borrower warrants as of the date of each Loan that it does not own "margin stock" as of the date of such Loan having an aggregate fair market value equal to or greater than 25% of the fair market value of all of Borrower's assets, unless Borrower shall have executed a Form FR U-1 (OMB No. 7100-1115) prior to obtaining the proceeds of the Loan and, in such case, Borrower further warrants that the proceeds of such Loan are not used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock".


                        ARTICLE 6. AFFIRMATIVE COVENANTS.

         So long as any of the Notes shall remain unpaid or any Lender shall have any Commitment under this Agreement, the Borrower shall:

         Section 6.01. MAINTENANCE OF EXISTENCE. Except as permitted by Sec. 7.07, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction where failure to qualify would have a material adverse effect.

         Section 6.02. CONDUCT OF BUSINESS. Continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

         Section 6.03. MAINTENANCE OF PROPERTIES. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties, (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 6.04. MAINTENANCE OF RECORDS. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

         Section 6.05. MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         Section 6.06. COMPLIANCE WITH LAWS. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except (a) in the case of taxes, where contested in good faith and by proper proceedings, or (b) where the failure to so comply would not have a material adverse effect.

         Section 6.07. RIGHT OF INSPECTION. At any reasonable time and from time to time, upon reasonable notice to Borrower, permit the Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants; provided that the Borrower shall be entitled to be present at any meeting with the Borrower's independent accountants. All such examinations, copies, visits and discussions shall be at the Lenders' expense if conducted prior to a Default and shall be at the Borrower's expense if conducted subsequent to a Default which is continuing at the time thereof.

         Section 6.08. REPORTING REQUIREMENTS. Furnish to the Agent and to each of the Lenders:

                  (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated statement of income and a statement of cash flows and a consolidated statement of stockholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP, and as to the consolidated statements only, accompanied by an opinion thereon by Price Waterhouse LLP or other independent accountants of national standing selected by the Borrower, which opinion shall not be qualified by reason of audit limitations imposed by the Borrower and which shall be reasonably acceptable to the Agent and each of the Lenders;

                  (b) As soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated statement of income and a statement of cash flows of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and all prepared in accordance with GAAP and certified by the chief financial officer, the treasurer or the corporate controller of the Borrower (subject to year-end adjustments);

                  (c) Simultaneously with the delivery of the financial statements referred to above, a certificate of the chief financial officer, the treasurer or the corporate controller of the Borrower (i) certifying that to the best of her knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) with information and computations set forth in reasonable detail satisfactory to the Lenders which demonstrate compliance with the covenants contained in Article 8 and the calculation of the Performance Ratio; and (iii) with a schedule listing all outstanding Environmental Matters which are in addition to those listed on Schedule 3 hereto and which have not previously been reported in writing by the Borrower to the Agent and the Lenders if the aggregate amount of all liabilities, losses, damages, costs and expenses of such additional environmental matters, including but not limited to clean-up or remediation costs, is estimated to equal or exceed five percent (5%) of the Borrower's pre-tax income during the four immediately preceding fiscal quarters.

                  (d) Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could have a Material Adverse Effect;

                  (e) As soon as possible and in any event within 10 days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                  (f) promptly after notifying the government, if government notice is required, and otherwise within ten days after the Borrower knows that any of the events or conditions specified below with respect to any Plan have occurred or exist, a statement signed by the chief financial officer, the treasurer or the corporate controller of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Borrower with respect to such event or condition):

                  (i) any Reportable Event with respect to a Plan, as to which the PBGC has not by regulation waived requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code for any Plan;

                  (ii) the distribution under Section 4041 of ERISA of a Notice of Intent to Terminate any Plan or any action taken by the Borrower to terminate any Plan;

                  (iii)  the institution by the PBGC of proceedings under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

                  (iv) the adoption of an amendment to any Plan that pursuant to
         Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower fails to timely provide security to the Plan in accordance with the provisions of said Sections.

                  (g) As soon as possible and in any event within ten (10) days after the Borrower or any of its Subsidiaries becomes a member of any Multiemployer Plan, a notice thereof specifying the Multiemployer Plan, whereupon the Agent shall prepare and the Borrower agrees to execute with the Agent and the Banks an amendment to this Credit Agreement adding the provisions set forth in Schedule 4 hereto.

                  (h) Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Lender may from time to time reasonably request.


                         ARTICLE 7. NEGATIVE COVENANTS.

         So long as any of the Notes shall remain unpaid or any Lender shall have any Commitment under this Agreement, the Borrower shall not (unless waived in accordance with the provisions of Sec. 11.01 hereof):

         Section 7.01 INDEBTEDNESS. Borrow, create, incur, assume or suffer to exist, or permit any Indebtedness, nor permit any Subsidiary to do so, except for the following (and except that after giving effect to the incurrence of any of the following, the Borrower shall be in compliance with all other covenants hereunder):

                  (a) trade Indebtedness (which shall not include any borrowing, trade acceptances or notes given in settlement of trade Indebtedness) incurred in the ordinary course of business and not more than ninety
         (90) days overdue;

                  (b) Existing Indebtedness and Indebtedness incurred under lines of credit or committed loan facilities in existence on the Closing Date;

                  (c)      purchase money Indebtedness;

                  (d)      Capitalized Leases;

                  (e) Subordinated Debt of the Borrower issued after the Closing Date; provided, however, that at the time of and after giving effect to the issuance thereof, no Default or Event of Default shall have occurred or be continuing;

                  (f) Consolidated Senior Funded Debt of the Borrower which is unsecured and which is incurred subsequent to the Closing Date; provided, however, that after giving effect to the incurrence thereof and to the application of the proceeds thereof, the Borrower will be in compliance with
Article 8 hereof.

         Section 7.02. LIENS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (a) Liens in favor of the Agent on behalf of the Lenders securing the Loans hereunder;

                  (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;
                  (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (d) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

                  (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (h) Liens securing obligations of such a Subsidiary to the Borrower or another such Subsidiary;

                  (i) Liens in existence on the date of this Agreement securing Existing Indebtedness.

                  (j) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such Acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capitalized Lease.

         Section 7.03.  DISTRIBUTIONS.

         (a) The Borrower will not authorize a Distribution on its Common Stock which is not payable within 90 days of authorization.

         (b) The Borrower will not authorize or make any Distribution if after giving effect thereto a Default or an Event of Default will exist.

         Section 7.04.  LEASES; SALE-LEASEBACKS.

         (a) The Borrower will not, and will not permit any Subsidiary to, become liable as lessee under any lease if as of the date on which such lease is to be entered into and after giving effect thereto, Consolidated Earnings Available for Fixed Charges for the immediately preceding Four Quarter Period are less than 150% of Pro Forma Fixed Charges determined as of such date.

         (b) The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement whereby the Borrower or any such Subsidiary shall sell or transfer Property owned by the Borrower or such Subsidiary and then or thereafter as lessee rent or lease such Property (any such arrangement being herein referred to as a "sale-leaseback") other than (i) a sale-leaseback solely with the Borrower or a Wholly Owned Subsidiary or (ii) a lease for temporary period, not in excess of three months, to permit the orderly relocation of operations carried on in or at a facility subsequent to the sale thereof and prior to the surrender of possession thereof, unless (x) such sale-leaseback transaction is completed within 180 days of the date of acquisition of the Property involved, and (y) such sale-leaseback is entered into in compliance with any applicable limitations hereof and (z) at the time of consummation thereof and after giving effect thereto no Default or Event of Default exists.

         Section 7.05. SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests); except: (a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;
(c) any sale, lease, assignment or other transfer by a Subsidiary of its assets to the Borrower or a Consolidated Subsidiary or by the Borrower to a Consolidated Subsidiary, or (d) other assets disposed of having an aggregate fair market value not exceeding $1,000,000 during any fiscal year of the Borrower and sold for a price which is within a fair market value for such assets.

         Section 7.06. STOCK OF SUBSIDIARIES, ETC. Sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries , except in connection with a transaction permitted under Section 7.03, or permit any such Subsidiary to issue any additional share of its capital stock, except directors' qualifying shares.

         Section 7.07. MERGERS, ETC. Enter into any merger, consolidation or reorganization, or permit any Subsidiary to enter into any merger, consolidation or reorganization, or sell, transfer, convey, lease or otherwise dispose of all or substantially all of the assets or business of the Borrower or any Subsidiary of the Borrower or enter into any transaction or transactions the result of which is the acquisition of control of the Borrower by a person or group (as such term is defined in the Securities Exchange Act of 1934 and the regulations promulgated thereunder) not presently in a control relationship with the Borrower.

         Section 7.08. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 7.09. HAZARDOUS SUBSTANCES; INDEMNIFICATION. Use, generate, treat, store, dispose of or otherwise introduce, or permit any Subsidiary to use, generate, treat, store, dispose of or otherwise introduce, any Hazardous Substances into or on any real property owned or leased by any of them and will not, and will not permit any Subsidiary to, cause, suffer, allow or permit anyone else to do so, except (i) Hazardous Substances which are commonly and lawfully used or generated in automotive repair shops, or (ii) Hazardous Substances which shall be handled in an environmentally safe manner through methods which have been approved by and meet all of the standards of the federal Environmental Protection Agency and any other federal, state or local agency with authority to enforce Environmental Laws. The Borrower hereby agrees to indemnify, reimburse, defend and hold harmless the Lenders and their directors, officers, agents and employees ("Indemnified Parties") for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law to acts or omissions of the Borrower or any Subsidiary occurring at any time on or in connection with any real estate owned or leased by the Borrower or any Subsidiary or any business conducted thereon.

         Section 7.10.  ACQUISITIONS.  Make any Acquisition unless:

                  (a) the Acquisition shall result in the Borrower's ownership of new Stores; or

                  (b) the Person being acquired shall be in a line of business which is substantially the same as or complimentary to the Borrower's principal line of business; and

                  (c) immediately after giving effect to the Acquisition, the Borrower shall be in compliance with all covenants under Article 8 hereof.

PROVIDED FURTHER, that if any Acquisition is in excess of an aggregate cost to the Borrower or any Subsidiary of more than $5,000,000, the Borrower shall provide to the Lenders evidence of compliance with all covenants in this Agreement prior to the consummation of such Acquisition.

         Section 7.11. SUBSIDIARIES. Create any Subsidiary after the date hereof without thirty (30) days prior written notice to the Agent and the execution by such Subsidiary of a guaranty of the Loans in a form satisfactory to the Lenders and the Agent, together with all supporting documentation in such form as the Lenders may reasonably require, including a favorable opinion of counsel to such Subsidiary in respect of such guaranty. Upon receipt of such notice from the Borrower, the Agent shall furnish to each Lender and the Borrower a revised
Schedule 1 for attachment to this Agreement.

                         ARTICLE 8. FINANCIAL COVENANTS.

         So long as any of the Notes shall remain unpaid or any Lender shall have any Commitment under this Agreement:

         Section 8.01. LEVERAGE RATIO. The Borrower shall maintain at the end of each fiscal quarter the ratio of Consolidated Senior Funded Debt to Consolidated Tangible Net Worth plus Consolidated Senior Funded Debt of less than 55%.

         Section 8.02. FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain at the end of each fiscal quarter the ratio of Consolidated Earnings Available for Fixed Charges to Consolidated Fixed Charges of more than 150%.

                          ARTICLE 9. EVENTS OF DEFAULT.

         Section 9.01. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

                  (a) The Borrower shall fail to pay any principal of the Notes, any interest on the Notes, any commitment fee required by Sec. 2.11, or any other fee or other amount due hereunder within the earlier of (i) five days after notice by the Agent to the Borrower of such failure, or (ii) ten days after the due date thereof;

                  (b) Any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Article 8 of this Agreement and such failure shall continue for 60 consecutive days after notice of such failure shall have been made to the Borrower by the Agent at the request of the Required Lenders;

                  (d) The Borrower shall: (i) fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than as provided in Subsections (a) and (c) of this Section 9.01) or fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Sec. 9.01) in any other Facility Document, and such failure shall continue for 30 consecutive days after notice of such failure shall have been made to the Borrower by the Agent at the request of the Required Lenders (the "First Notice"); provided, however, that if such failure cannot be corrected within such period, it shall not constitute an Event of Default (i) if corrective action capable of remedying such failure is instituted by the Borrower within five days of notice of such failure and diligently pursued until such failure is corrected, (ii) if the Borrower shall within such five day period furnish to the Agent a certificate executed by the chief financial officer of the Borrower certifying (x) that such failure is such that it can be corrected but not within the applicable period, (y) that corrective action capable of remedying such failure has been instituted and is being diligently pursued and will be diligently pursued until the failure is corrected, and (z) that the Borrower shall notify the Agent by certificate executed as above when such failure has been corrected, and (iii) such failure shall be fully corrected within a reasonable period mutually agreed to in writing by the Agent and the Borrower not exceeding 60 days after the First Notice;

                  (e) The Borrower or any of its Subsidiaries shall fail to pay any Indebtedness singly or in the aggregate exceeding $100,000, including but not limited to Indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Borrower or such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, demand or otherwise) subject, however, to applicable grace or cure periods, if any, or fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, if the effect of such failure to pay, perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Indebtedness, and such failure shall continue for more than ten days, whether or not the holder of such Indebtedness shall accelerate the payment of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  (f) The Borrower or any of its Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due in the ordinary course of business, except for failure to pay trade creditors provided that such delay in payment is in accordance with normal business practices; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed, unstayed or unbonded for a period of 30 days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged or unbonded for a period of 30 days or more;

                  (g) One or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 60 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                  (h) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction shall occur in respect of any Plan or the Borrower or any ERISA Affiliate shall fail to comply with any exemption from a Prohibited Transaction pertaining to any Plan; (ii) the Borrower or any ERISA Affiliate shall fail to comply with any agreement with any governmental authority having jurisdiction in the premises to satisfy any Unfunded Vested Liabilities; (iii) any Reportable Event shall occur with respect to any Plan; (iv) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; or (v) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Lender subject the Borrower to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) would have a material adverse effect;

                  (i) Any material provision of any Facility Document shall at any time for any reason be declared to be null, void, invalid or unenforceable, unless such declaration is based upon the negligence or willful misconduct of any Lender.

         Section 9.02. REMEDIES. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Lenders, by a written notice to the Borrower: (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Sec. 9.01(f) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          ARTICLE 10. THE AGENT; RELATIONS AMONG LENDERS AND BORROWER.

         Section 10.01. APPOINTMENT, POWERS AND IMMUNITIES OF AGENT. Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to Sec. 10.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 10.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan.

         Section 10.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Sec. 10.08) take only such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that the Agent shall not be required to take any such action which it determines to be contrary to law and provided further that the Borrower shall have no rights under this Section 10.03.

         Section 10.04. RIGHTS OF AGENT AS A LENDER. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent and its Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Lenders.

         Section 10.05. INDEMNIFICATION OF AGENT. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Sec. 11.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Sec. 11.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Lenders (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Sec. 11.03 or under the applicable provisions of any other Facility Document but excluding normal administrative costs and expenses incident to the performance of its agency duties hereunder which are of the same type and nature which would be required prior to a Default or Event of Default) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         Section 10.06. DOCUMENTS. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Lender.

         Section 10.07. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

         Section 10.08. FAILURE OF AGENT TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Sec. 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 10.09. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the

Borrower, and the Agent may be removed at any time with or without cause by the Required Lenders or by the Borrower and one of the Lenders; provided that the Borrower and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in the State of New York. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 10.10. AMENDMENTS CONCERNING AGENCY FUNCTION. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         Section 10.11. LIABILITY OF AGENT. The Agent, solely in its capacity as Agent, shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

         Section 10.12. TRANSFER OF AGENCY FUNCTION. Without the consent of the Borrower or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Lenders thereof.

         Section 10.13. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required

Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Lender fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

         Section 10.14. WITHHOLDING TAXES. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan or such Lender's Commitment until such Lender shall have furnished to the Agent the requested form, certification, statement or document.

         Section 10.15. SEVERAL OBLIGATIONS AND RIGHTS OF LENDERS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 10.16. PRO RATA TREATMENT OF LOANS, ETC. Except to the extent otherwise provided: (a) each borrowing under Sec.Sec. 2.01 and 2.02 shall be made from the Lenders, each reduction or termination of the amount of the Commitments under Sec. 2.08 shall be applied to the Commitments of the Lenders, and each payment of commitment fee accruing under Sec. 2.11 shall be made for the account of the Lenders, pro rata according to the amounts of their respective Pro Rata Shares; and (b) each prepayment and payment of principal of or interest on a particular Loan Tranche shall be made to the Agent for the account of the Lenders in accordance with their respective Pro Rata Shares in respect of such Loan Tranche.

         Section 10.17. SHARING OF PAYMENTS AMONG LENDERS. If a Lender shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower, except that all of the principal of and interest on the Loans shall be paid in full before any such right shall be exercised in respect of any other indebtedness of the Borrower.

                           ARTICLE 11. MISCELLANEOUS.

         Section 11.01. AMENDMENTS AND WAIVERS. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Lenders, or by the Borrower and the Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; PROVIDED that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 11.01, (e) amend the definition of the term "Required Lenders", or (f) waive any of the documentary conditions precedent set forth in Section 4.01 hereof; and PROVIDED, FURTHER, that any amendment of Article 10 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 11.02. USURY. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

         Section 11.03. EXPENSES. The Borrower shall reimburse the Agent and the Lenders within five business days of demand therefor for all reasonable costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and each Lender and costs allocated by their respective internal legal departments, which shall include the internal legal department of Chase) incurred by the Agent or the Lenders subsequent to any Default in connection with the enforcement or work-out of the Loans, including the negotiation and preparation of any other agreements, instruments or documents pertaining to the Loans or any of the debts, liabilities or obligations of the Borrower under any of the Facility Documents. The Borrower agrees to indemnify the Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings initiated by a Person other than a Lender (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         Section 11.04. SURVIVAL. The obligations of the Borrower under Sec.Sec. 3.01, 3.05, 7.09, 10.05 and 11.03 to the extent unfulfilled on the date the Loans are repaid or the Commitments are terminated shall survive the repayment of the Loans and the termination of the Commitments.

         Section 11.05. ASSIGNMENT; PARTICIPATIONS. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Lenders and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Lender may assign, or sell participations in, all or any part of its commitment or any Loan to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Lender to the Borrower with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Lender hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Article 3 shall be determined as if such Lender had not sold such participation. No assignment can be made without the consent of the Borrower and the Agent (which consents will not be unreasonably withheld) or in a principal amount which is less than $5,000,000; provided further that no consent of the Borrower to any assignment shall be required after the occurrence of an Event of Default which shall be continuing. The agreement executed by a Lender in favor of any participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of the Revolving Credit Termination Date, (ii) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (iii) the reduction of the principal amount outstanding hereunder or (iv) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Lender. Such Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) with the prior written consent of the Borrower, which consent shall not be unreasonably withheld; provided that such Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. In connection with any assignment pursuant to this paragraph (a), an administrative fee in the amount of $2,500 shall be paid to the Agent by the assignee for processing such assignment.

         (b) In addition to the assignments and participations permitted under paragraph (a) above, any Lender may assign and pledge all or any portion of its Loans and Note to (i) any Affiliate of such Lender or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         Section 11.06. NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature page hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 11.07. SETOFF. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Lender's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Lender under this Agreement or such Lender's Note which is not paid when due (regardless of whether such balances are then due to the Borrower) subject, however, to applicable grace or cure periods, if any, in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim, unless Borrower shall have obtained a final judgment against a Lender to which payments are due.

         Section 11.08. TABLE OF CONTENTS; HEADINGS. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 11.09. SEVERABILITY. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 11.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 11.11. GOVERNING LAW. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York; provided that the foregoing is not intended to limit the maximum rate of interest which may be charged or collected by a Lender hereunder if, under the law applicable to it, such Lender may charge or collect such interest at a higher rate than is permissible under the law of said State.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


BORROWER               Monro Muffler Brake, Inc.

                                By
                                  Name:  Catherine D'Amico
                                  Title:  Chief Financial Officer
                                             and Senior Vice President

                                Address for Notices:
                                         200 Holleder Parkway
                                         Rochester, New York  14615-3808
                                         Attn:  Chief Financial Officer
                                         Telecopier No.: (716) 647-0945

LENDERS:                        THE CHASE MANHATTAN BANK, N.A.

                                By
                                  Name:  Michelle Benedict-Jones
                                  Title:  Vice President

                                Lending Office and Address for Notices:
                                         Middle Market Department
                                         One Chase Square
                                         Rochester, New York  14643
                                         Attn: Monro Muffler/Brake Account
                                               Representative
                                         Telecopier No.:  (716) 258-7604

                             FLEET BANK

                             By
                               Name:  Jeffrey S. Holmes
                               Title: Vice President

                             Lending Office and Address for Notices:
                                      Fleet Bank
                                      One East Avenue
                                      Rochester, New York  14638
                                      Attn:  Jeffrey S. Holmes
                                      Telecopier No.:  (716) 546-9278

AGENT:                       THE CHASE MANHATTAN BANK, N.A.,
                                      as Agent

                             By
                               Name:  Michelle Benedict-Jones
                               Title:  Vice President

                             Address for Notices:
                                      Metropolitan Department
                                      One Chase Square
                                      Rochester, New York  14643
                                      Attn:    Monro Muffler/Brake Account
                                               Representative
                                      Telecopier No.:  (716) 258-7604

                                      - 0 -



                                    EXHIBIT A

                              REVOLVING CREDIT NOTE


$Commitment of [Bank X]              Rochester, New York
                                                                February 7, 1996


         Monro Muffler Brake, Inc. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of [Lender X] (the "Lender") at the principal office of The Chase Manhattan Bank, N.A. at One Chase Square, Rochester, New York 14643, for the account of the appropriate Lending Office of the Lender, the principal sum of ($Commitment amount of Lender X) or, if less, the amount of Revolving Credit Loans loaned by the Lender to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

         The date and amount of each Revolving Credit Loan made by the Lender to the Borrower under the Credit Agreement referred to below, maturity date and each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, however, that failure to make any such endorsement shall not affect the rights of the Lender or the obligations of the Borrower hereunder in respect of this Note.

         This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of February 7, 1996 among the Borrower, the Lenders named therein (including the Lender) and The Chase Manhattan Bank, N.A. as Agent and evidences the Revolving Credit Loans made by the Lender thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

                                     - 0 -

                                   Schedule 1

               List of Subsidiaries (Sec. Sec. 5.01, 5.09, 7.11)

                                   STATE
NAME                               OR COUNTRY     FEDERAL ID#
- -------------------------------------------------------------
Monro Service Corporation          Delaware

                                   Schedule 2
                          Consents Required (Sec. 5.02(d))

None

                                      - 0 -



                                    EXHIBIT B
                                 TERM LOAN NOTE

$_____________             Rochester, New York
                                                                February 7, 1996

         Monro Muffler Brake, Inc. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of [Lender X] (the "Lender") at the principal office of The Chase Manhattan Bank, N.A. at One Chase Square, Rochester, New York 14643, for the account of the appropriate Lending Office of the Lender, the principal sum of
- ------------------------------
____________________________________________________________ DOLLARS
($______________) , in lawful money of the United States of America and in immediately available funds, in sixty monthly installments, as follows: fifty-nine (59) consecutive installments of $____________ each due on the first day of each month commencing on __________1, ____, and a sixtieth (60th) and final installment due on __________1, ____ of all remaining unpaid principal ($___________). The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

         This is one of the Term Loan Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of February 7, 1996 among the Borrower, the Lenders named therein (including the Lender) and The Chase Manhattan Bank, N.A. as Agent and evidences the Term Loan made by the Lender thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and restricts prepayment under certain conditions.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                                   Monro Muffler Brake, Inc.

                                                   By
                                                     Name:
                                                     Title:

     This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                                   Monro Muffler Brake, Inc.

                                                   By
                                                     Name:
                                                     Title:

Notation        Amount          Amount of       Balance
  Date         of Loan           Payment      Outstanding       By
========================================================================

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

=======================================================================

                                      - 0 -



                                    EXHIBIT C
                          FORM OF AUTHORIZATION LETTER

                                                                __________, 19__



The Chase Manhattan Bank, N.A.
Metropolitan Department
One Chase Square
Rochester, New York  14643
Attn:    Monro Muffler/Brake Account Representative


Re: Credit Agreement dated as of February 7, 1996 (the "Credit Agreement") among Monro Muffler Brake, Inc., the Lenders named therein, and The Chase Manhattan Bank, N.A., as Agent for said Lenders


Ladies and Gentlemen:

         In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

                  NAME (TYPEWRITTEN)

- ----------
- ----------
- ----------
- ----------

         Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

         You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

         Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

         We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                                                Very truly yours,

                                                Monro Muffler Brake, Inc.



                                                By
                                                  Name:
                                                  Title:

                                      - 0 -



                                    EXHIBIT D

                     (Letterhead of counsel to the Borrower)


                                 [Closing Date]


The Chase Manhattan Bank, N.A.
Middle Market Department
One Chase Square
Rochester, New York 14643

Attention:  Monro Muffler/Brake Account Representative


Fleet Bank
One East Avenue
Rochester, New York 14638

Attention:        Monro Muffler/Brake Account Representative

         Re:      Monro Muffler Brake, Inc., Borrower

Ladies and Gentlemen:

                  We have acted as counsel to Monro Muffler Brake, Inc., a New York corporation ("Borrower"), in connection with that certain Credit Agreement dated February __, 1996 between the Borrower and The Chase Manhattan Bank, N.A. and Fleet Bank and The Chase Manhattan Bank, N.A. as agent (the "Credit Agreement"), the form of Revolving Credit Note attached to the Credit Agreement (the "Credit Note") and the form of Term Loan Note attached to the Credit Agreement (the "Term Note") (all of such documents and instruments being herein collectively referred to as the "Loan documents"). As such, we have been requested to render this opinion to you. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings given them by the Credit Agreement. You are referred to in this opinion as the "Bank(s)."

                  In our capacity as special counsel to Borrower for the purpose of the loan transaction described above, we have examined for purposes of rendering this opinion only: (i) the Loan Documents; (ii) the Certificate of Incorporation of Borrower and all amendments thereto to date, as certified by the Department of State of the State of New York on December 19, 1995; (iii) the By-laws of Borrower and all amendments thereto to date, as so certified by an officer of Borrower as of this date; (iv) the corporate minute book of Borrower, certified by an officer of Borrower to be true, correct and complete as of this date; and (v) the documents referred to in the next following paragraph.

                  In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificates of officers of Borrower, a copy of which certificate is annexed to this opinion as Exhibit A, certificates and documents issued by public officials and authorities, and information received from searches of public records.

                  Based upon and in reliance on the foregoing, and subject to the assumptions and qualifications hereinafter set forth, we are of the opinion that:

                  1. Borrower is a corporation duly incorporated and, as of December 18, 1995, validly existing and in good standing under the laws of the State of New York. As of the respective dates set forth on Schedule 1 annexed hereto, borrower is duly qualified to do business and in good standing as a foreign corporation under the laws of each state set forth on said Schedule 1. The foregoing opinion is given solely on the basis of certificates of appropriate state agencies in the states set forth on said Schedule 1. In determining appropriate state agencies, we have relied, without further inquiry, on the advice of Accelerated Information & Document Filing, Inc. as to those agencies from which certificates should be received. The foregoing opinion is limited to the meaning ascribed to such certificates by each applicable state agency.

                  2. Borrower has the corporate power and authority to own or lease its properties and operate its business as now conducted, and to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

                  3. Borrower's execution and delivery of, and its performance of its obligations under, the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Borrower, and such Loan Documents have been duly executed and delivered by Borrower.

                  4. The Loan Documents to which Borrower is a party are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                  5. Borrower's execution and delivery of the Loan Documents to which it is a party, and Borrower's payment of the indebtedness evidenced by the Loan Documents do not on this date (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of Borrower, or (b) violate any existing law, rule, regulation or ordinance applicable to Borrower and affecting the enforceability of any of the Loan Documents to which Borrower is a party, or (c) to our actual knowledge without independent investigation,
(i) result in a
breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon any of the assets of Borrower pursuant to, any material written agreement or instrument to which Borrower is a party or by which any of Borrower's assets is bound (assuming that the laws of each jurisdiction governing such agreement or instrument are the same as the laws of the State of New York), other than those agreements or instruments with parties who have consented to Borrower's execution, delivery and performance of the Loan Documents or (ii) violate any existing judgment, order, writ, injunction or decree expressly applicable to Borrower.

                  6. To our actual knowledge without independent investigation, there is no action, suit or proceeding pending, or overtly threatened by written communication, against Borrower or expressly affecting its assets wherein an unfavorable decision, ruling or finding would have a material adverse effect or would affect the validity or enforceability of any of the Loan Documents to which Borrower is a party.

                  The foregoing opinions are subject to the following qualifications and are based upon the following further assumptions:

                  A. We have assumed, without any investigation, with respect to each party thereto other than Borrower (i) the full capacity, power and authority of such party to execute, deliver and perform the Loan Documents, (ii) the due execution and delivery of the Loan Documents by such party, and (iii) the legality, validity and binding effect of the Loan Documents with respect to such party.

                  B. We have assumed without any investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or telestatic copies, and the authenticity and completeness of the originals of such copies.

                  C. To the extent title to any real or personal property is required to be held by any party in order to perform its obligations under any of the Loan Documents, we have assumed without any investigation that such party holds title adequate to perform its obligations.

                  D. The foregoing opinions are subject to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and/or similar laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance provisions under applicable laws; and
(ii) equitable, constitutional and public policy limitations (regardless of whether considered in a proceeding in equity or at law). The foregoing opinions are also subject to the qualification that certain provisions contained in the Loan Documents may not be enforceable, but (subject to the limitations set forth elsewhere herein) such unenforceability will not render the Loan Documents invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.

                  E. We express no opinion herein as to (i) whether the borrowing evidenced by the Loan Documents is usurious under applicable laws;
(ii) the effect of any land use or environmental law, rule, regulation or ordinance; (iii) the existence or state of title of any real or personal property which may be the subject of any of the Loan Documents; (iv) the validity or enforceability of any waiver of service of judicial process, or any provision of any of the Loan Documents which might be construed as a waiver of counterclaims; or (v) the Bank(s)'s right to collect any payment due to the extent that such payment constitutes a penalty, forfeiture or late payment charge.

                  We express no opinion with respect to the effect of any law other than the law of the State of New York, and the Federal law of the United States, irrespective of any choice of law provisions which may be contained in any of the Loan Documents.

                  This opinion is rendered solely to you and is intended solely for your benefit in connection with the transaction described hereinabove, and may not be relied upon, referred to or otherwise used by you for any other purpose, or by any other person or entity.

                                                              Very truly yours,

                                      - 0 -



                                    EXHIBIT E

                           FORM OF NOTICE OF BORROWING

                                                                            , 19



The Chase Manhattan Bank, N.A.
Metropolitan Department
One Chase Square
Rochester, New York  14643
Attn:      Monro Muffler/Brake Account Representative


Re: Credit Agreement dated as of February 7, 1996 (the "Credit Agreement") among Monro Muffler Brake, Inc., the Lenders named therein, and The Chase Manhattan Bank, N.A., as Agent for said Lenders

Greetings:

                  Please refer to the above-captioned Credit Agreement.

                  Please take notice that on _________ __, 199_, Monro Muffler Brake, Inc. shall borrow the sum of $____________ pursuant to and under the Credit Agreement. The Borrowing shall be comprised of the following {Prime Loans} [and] (or) Eurodollar Loans:

                  A Prime Loan in the amount of $______________.

                  A Eurodollar Loan in the amount of $____________ having a _________ month interest period commencing on the borrowing date.

                  A Eurodollar Loan in the amount of $____________ having a _________ month interest period commencing on the borrowing date.

                  A Eurodollar Loan in the amount of $____________ having a _________ month interest period commencing on the borrowing date.

                  A Eurodollar Loan in the amount of $____________ having a _________ month interest period commencing on the borrowing date.

                  {The foregoing Loan(s) shall replace the Eurodollar Loan(s) in the principal amount of $____________ having an Interest Period ending on the proposed borrowing date.}


                                           Very truly yours,

                                           Monro Muffler Brake, Inc.



                                           By
                                              Name:
                                              Title:

                                      - 0 -


                                   Schedule 4

     ERISA Amendments in the event the Borrower or any Subsidiary becomes a member of a Multiemployer Pension Plan:

1. The definition of Indebtedness shall be amended to include an additional subclause (6), as follows:

                    (6) the aggregate amount of Withdrawal Liability incurred by such Person under MEPPAA as a result of an act or failure to act by such Person.

2.  An additional definitions shall be added as follows:

                                                      "MEPPAA" means the Multi-
employer Pension Plan Amendments Acto f 1980 as amended from time to time.

                      "WITHDRAWAL LIABILITY" shall have the
meaning specified in MEPPAA.

3. An additional subclause (v) to Subsection (h) of Section 9.01 shall be added as follows:

(v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan;